EX-4.4
                        CERTIFICATE  OF  AMENDMENT
                                       OF
                         ARTICLES  OF  INCORPORATION
                                       OF
                     RAMEX  SYNFUELS  INTERNATIONAL,  INC.

     Ramex Synfuels International, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Nevada, by its undersigned officers, does hereby certify:

FIRST:       That the Board of  Directors  and  Stockholders of  Ramex  Synfuels
International, Inc., (the "Corporation"), pursuant to Sections 78.385 and 78.390 of the General Corporation Law of the State of Nevada, approved the amendment of
Article  I  of  the  Articles  of  Incorporation  of  the  Corporation, whereby:
The  name  of  the  Corporation  was  changed  to  Sportsend,  Inc.

SECOND:       That  the  Board  of Directors and Stockholders of the Corporation
approved the amendment of Article IV of the Articles of Incorporation of the Corporation, whereby:

The aggregate number of shares issued and outstanding was reduced on a one (1) share for thirty (30) share basis in a reverse split and the corporation remained authorized to issue One Hundred Twenty-five million (125,000,000) capital shares. Each share shall have equal voting rights in the event of dissolution or liquidation.

THIRD:       That  said  amendments were duly adopted by the affirmative vote of the holders of ______________ shares of the corporation's common stock in person and by proxy representing a majority of all shares of common stock of the corporation at a special meeting of the shareholders of the corporation pursuant to Section 78.390 of the General Corporation Law of the State of Nevada, and that no greater proportion of the voting power of the corporation was required to approve such amendments.

     IN WITNESS WHEREOF, RAMEX SYNFUELS INTERNATIONAL, INC. has caused this certificate to be signed by the President and Secretary this 13th day of March, 2001.

Respectfully  Submitted,

 /S/  Phillip  R.  Wasserman
----------------------------
Phillip  R.  Wasserman,  Secretary

 /S/  Phillip  R.  Wassernan
----------------------------
Phillip  R.  Wasserman,  President

STATE  OF  FLORIDA
COUNTY  OF  __________________

     The foregoing instrument was acknowledged before me this13th day of March, 2001, by Phillip R. Wasserman as President and Secretary of Ramex Synfuels International, Inc., a Nevada corporation, on behalf of the corporation. He is personally known to me or has produced ______________________ as identification.

/S/ -----------------------------------------
Signature  of  person  taking  acknowledgment

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